Exhibit 99-4

VASCO Data Security International, Inc.

Cronto Acquisition Conference Call

Edited Transcript

May 21, 2013

CORPORATE PARTICIPANTS

Kendall Hunt VASCO Data Security International—Founder, Chairman, CEO

Jan Valcke VASCO Data Security International—President and COO

Cliff Bown VASCO Data Security International—EVP, CFO

CONFERENCE CALL PARTICIPANTS

James Moore FBR Capital Markets—Analyst

Joe Maxa Dougherty & Company—Analyst

Fred Ziegel Topeka Capital Markets—Analyst

PRESENTATION

Operator

Ladies and gentlemen welcome to VASCO Data Security International Inc’s conference call to discuss its acquisition of Cronto Limited. All lines have been placed on mute to prevent any background noise. After the speakers remarks there will be a question-and-answer session.

(Operator Instructions)

At this time, I would now like to turn the call over to Mr. Kendall Hunt, Founder, Chairman and CEO. Mr. Hunt, go ahead.

Kendall Hunt —VASCO Data Security International—Founder, Chairman, CEO

Thank you operator. Good morning everyone. For those listening in from Europe, good afternoon, and from Asia, good evening. My name is Ken Hunt and I’m the Chairman, Founder and CEO of VASCO Data Security International Inc. On the call with me today are Jan Valcke our President and Chief Operating Officer, and Cliff Bown our EVP and Chief Financial Officer.

Before we begin the conference call, I need to brief all of you on forward-looking statements. Statements made in this conference call that relate to future plans, events or performances are forward-looking statements. Any statement including words such as believes, anticipates, plans, expects and similar words is forward-looking, and these statements involve risks and uncertainties and are based on current expectations. Consequently, actual results could differ materially from the expectations expressed in these forward-looking statements. I direct your attention to the Company’s filings with the US Securities and Exchange Commission for a discussion of such risks and uncertainties in this regard.

After the conclusion of my prepared remarks, we will host a question-and-answer session. If possible, I’d like to budget 30 minutes in total for this conference call. If you can limit your questions to one or two it would be appreciated.

Yesterday VASCO announced its acquisition of Cronto Limited of Cambridge United Kingdom. A provider of secure visual transaction authentication solutions for online banking. Their website is www.cronto.com. VASCO acquired all of the stock of Cronto in exchange for an initial cash consideration of EUR15 million, and contingent cash consideration in the form of an earn-out of up to a maximum of EUR2 million combined approximately $29.1 million using the exchange rate of $1.29. The acquisition was financed from VASCO’s existing cash balances. The acquisition is expected to be dilutive in 2013, due in large part to the amortization of purchased intangible assets. The acquisition is expected to be accretive in 2014.

Cronto was founded in 2005, as a University of Cambridge spin-out, and is the market leader in the field of secure visual transaction authentication and signature solutions for online banking applications. The CrontoSign solution, also known as photoTAN, has been chosen to secure transactions of customers of leading German and Swiss banks such as Commerzbank AG and Raiffeisen Switzerland. Cronto’s patented CrontoSign technology is a simple user-friendly and effective way to withstand even very sophisticated attacks by Trojan Malware targeting online banking services. CrontoSign protects against such attacks as it allows the bank to establish a secure optical communication channel with the client. Account holders can simply scan a CrontoSign image displayed on their bank’s website and verify the details of the payment on a trusted display. They can choose between the CrontoSign mobile application, or a dedicated CrontoSign hardware device. VASCO will add the patented CrontoSign products to its offerings for the global banking market.

In a later phase, VASCO anticipates that Cronto’s products will be integrated into MYDIGIPASS.COM, VASCO’s strong authentication platform, to secure the customers’ online applications and accounts. VASCO expects that Cronto will contribute greatly to VASCO’s future innovation efforts due to its knowledge and expertise in advanced statistical data analysis and machine learning algorithms that underpins high-speed and reliability of image based transactions, and due to its close ties with the University of Cambridge. The acquisition of Cronto is a strong example of VASCO’s investing in its future growth. Through our make-or-buy strategy for new technologies, we will keep scanning the market for suitable companies to join VASCO. Today we would like to welcome Cronto’s Management and staff into the VASCO family.

This concludes my presentation today, and we will now open the call for questions. As I mentioned earlier, as a courtesy to others on the call, I’d appreciate it if you would limit your questions to an initial question plus a follow-up. If you have additional, questions please get back into the queue. Operator?

QUESTION AND ANSWER

Operator

(Operator Instructions) Daniel Ives, FBR Capital Markets.

James Moore —FBR Capital Markets—Analyst

Hey guys, this is Jim for Dan. Just in terms of synergies, what are you guys looking for for ‘14 that gives you the confidence that you can drive accretion? And, I imagine, maybe some sales synergies?

Kendall Hunt —VASCO Data Security International—Founder, Chairman, CEO

Jan why don’t you handle that question from the point of view of the product and the competition in the market?

Jan Valcke —VASCO Data Security International—President and COO

All right, the answer’s very clear and very black white even, Jim. Basically with the patent of Cronto and with the ingrating of the criminal actions, certainly in the banking community, I believe that we have today a very strong product portfolio that we are adding to our existing portfolio. Visual transaction signing is basically based on a color QR code that is read either by a smartphone, software client software-based, either by a reader with a bank card, or by a token like DIGIPASS, and generates, like always, one-time password. But what is the unique combination is that Cronto has technology, we have the rest. We have the sales channel. We have the large production facilities. We have the cost of goods sold that can be handled by us. So I can continue on that. But the reality is, if today a customer is choosing for the technology, the only vendor that they can go to is VASCO together with Cronto, because through the patent, we’re basically protected in the market for the several next years. So the combination is perfect for us.

James Moore —FBR Capital Markets—Analyst

Okay thanks. And then just on that. Is any of the accretion that you talk about next year, is that coming in margins? Where do they compare in terms of corporate average for margins?

Kendall Hunt —VASCO Data Security International—Founder, Chairman, CEO

Cliff would you address that please?

Cliff Bown —VASCO Data Security International—EVP, CFO

Sure. Jim their margins today are substantially lower than VASCO’s, but they don’t have the economies of scale that we can enjoy with the larger volumes that we produce. So we do expect synergies on the gross margin line. Overall, relative to VASCO, we expect that the margins on the hardware product would be toward the lower end of our banking range, but the software product as we have talked about our non-hardware goods in the past will be very high gross margin percentage. And as we think the market goes more and more to smartphones, this is a product over the long run will help our gross margins.

James Moore —FBR Capital Markets—Analyst

Thanks very much.

Kendall Hunt —VASCO Data Security International—Founder, Chairman, CEO

Thank you Jim.

Operator

Joe Maxa, Dougherty & Company

Joe Maxa —Dougherty & Company—Analyst

Good morning, thank you. Looks like a pretty nice strategic fit for the business. Understanding the synergies here on the cost. So you are going to assimilate their production into your facilities, the way it sounded, to benefit gross margins? Is that the key — one of the synergies other than the sales? I wanted to get to that in a minute.

Kendall Hunt —VASCO Data Security International—Founder, Chairman, CEO

Well, certainly it makes sense for us to take over the manufacturing because that is a key skill that VASCO has, and as Cliff said, it will enable us to reduce the cost of goods and make it competitive. You should understand that this is a more complex, more robust product than our typical DIGIPASS. And so it is a more expensive product to manufacturer, but it is also a product because of its robust nature and capability, it enables us to sell it for a higher price.

Joe Maxa —Dougherty & Company—Analyst

Right, that make sense. On the sales, I just want to see if I can dig into this and the potential here. The interest level in this technology, and the couple of banks using it. Any update to what you are thinking on guidance for the year based on this acquisition? Or is it very little revenue at this point?

Kendall Hunt —VASCO Data Security International—Founder, Chairman, CEO

We will rethink guidance for the next conference call and I can’t say whether or not we will adjust guidance. Cliff do you have any more comments on that?

Cliff Bown —VASCO Data Security International—EVP, CFO

No, Ken. I think that is the right answer. We need to work closely with the Cronto folks at this point and we need to take a look at the transactions that are available in the market and get a sense as to the timing of those transactions and whether or not they will be looking for the Cronto technology to be used, and then we will have to assimilate that data before we can update the guidance or comment further.

Joe Maxa —Dougherty & Company—Analyst

The banks that they have announced as customers, or that you have announced as customers of theirs, are they existing customers of VASCO? Is this a new opportunity? Just color there?

Kendall Hunt —VASCO Data Security International—Founder, Chairman, CEO

Yes, Jan answer that please.

Jan Valcke —VASCO Data Security International—President and COO

Black-white — the customers they have have never been VASCO customers.

Joe Maxa —Dougherty & Company—Analyst

Okay, and these look like some pretty nice opportunities. I’m just kind of getting a sense if these customers are rolling this out to the majority of their users? Or is it just still very early stages to some of the customers at this point?

Jan Valcke —VASCO Data Security International—President and COO

Do you want me to answer that question, Ken?

Kendall Hunt —VASCO Data Security International—Founder, Chairman, CEO

Yes, please Jan.

Jan Valcke —VASCO Data Security International—President and COO

So, basically we need to see here there’s a difference country by country that has to do with the local customs. In Germany, there is a rollout that is done to all of the customers and that is software-based, so it’s a client security, it’s an app that is downloaded on a smartphone. Having said that, it is a customer’s choice and the customer’s responsibility. That’s what is more and more in the market. It is your responsibility Mr Customer. Where they can buy a hardware product coming from Cronto. So I cannot give you the statistics, but basically a number of customers are only going for the software solution, but anyway a quite significant part of the customers are just buying the hardware product because it is more convenient, it’s more secure. That’s basically the reasons why they are buying it. So it’s a mix of the two that they’re doing.

Kendall Hunt —VASCO Data Security International—Founder, Chairman, CEO

Let me add a couple more things. The reason that we know about Cronto is that we have seen them in the marketplace, we have been aware of their sales where we have not been involved. We are aware of their involvement in a number of requests for proposals that VASCO is participating in. There are certain countries, certain areas of the world where the banking regulators are much more strict than they are in other countries. And so this product fits very well in those countries where a more robust product is required. So you can understand that one of the reasons we were so interested in the product and the technology and the expertise of the founders and the engineers of the Company is that they have capabilities that we did not have. And so, they were a very attractive target. They are a smaller firm. They have very capable people and we think it is a great fit.

Joe Maxa —Dougherty & Company—Analyst

That’s great and very helpful. Thank you, Ken.

Jan Valcke —VASCO Data Security International—President and COO

Maybe I can just add for the complete picture then something else with regulators — local regulators owned by the government, is issuing more and more guidance. Rules to improve to increase the security for the banks between their customers. So that fits very well in that strategy of the regulators.

Joe Maxa —Dougherty & Company—Analyst

Okay, thank you.

Operator

Fred Ziegel, Topeka Capital Markets

Fred Ziegel —Topeka Capital Markets—Analyst

Cliff, did I understand we are going to be waiting until the next quarter to quantify what the amortization/dilution will be for this year?

Cliff Bown —VASCO Data Security International—EVP, CFO

That’s correct, Fred. We have got the accounting process now starting to go through the assets that were acquired and allocate the purchase price.

Fred Ziegel —Topeka Capital Markets—Analyst

Okay.

Cliff Bown —VASCO Data Security International—EVP, CFO

It is a very small company. So the primary assets will be allocated to some degree to the existing customer base and orders that are in hand, and then to the expectation of the technology in terms of the discounted cash flow most likely, with the balance going to goodwill. So when you look at the $22 million aggregate purchase price, I think those will be the three major categories that the valuation will allocate a portion of the purchase price to, and then it is really a question as to what percentage of the total ends up in goodwill, and what the life is of the other parts of the amortization of the customer life will probably be relatively short while the amortization of the technology will be a little bit longer.

Fred Ziegel —Topeka Capital Markets—Analyst

Okay. As we move forward, presumably acquisitions will continue to be in the picture. Are you giving any more thought to providing non-GAAP financials? Because the gap between what you report and what you would report on non-GAAP continues to widen a bit. What are your thoughts there?

Kendall Hunt —VASCO Data Security International—Founder, Chairman, CEO

Well, the answers is we are absolutely seriously considering presenting the numbers both GAAP and non-GAAP. We have not made the final decision but we are seriously considering it. For some of the reasons you mentioned.

Fred Ziegel —Topeka Capital Markets—Analyst

Okay, thanks.

Operator

And there are no additional audio questions at this time.

Kendall Hunt —VASCO Data Security International—Founder, Chairman, CEO

All right. Well, let me add just one more thing, because I’m not sure, and I want to make sure people understand and appreciate this technology. You have heard us talk about signatures before, and we have had products that we have sold into the marketplace for many years. Many cases it is a DIGIPASS that will read a smart card. It has a keyboard on it and information from a wire transfer being sent by an officer of a company. Some of that information is entered into the DIGIPASS, and the result is a unique number, called a signature. It’s kind of a manual approach. It is kind of time consuming.

So, if you think about the CrontoSign product being signature oriented, let me describe how it works. First of all, you have the bank’s application that you access from your PC, you would download an app to your smartphone or to your CrontoSign device, and you as the user would sign on to the bank’s website, and the first thing you would see would be a sign on page. Separately, you would turn on, activate the application on your smartphone, and then you would use the smartphone to read a cryptograph that pops up on the screen of the bank. It is like a colored QR code. You sign on that way. You simply put your smartphone over the cryptograph and you are automatically entered into your website. No hands. No keyboard touching.

Now you are doing your application and, let’s say you are doing several different wire transfers. And the whole idea behind electronic signing is to be sure that a hacker has not gained access to your computer, or your browser, and makes changes before you send the wire transfers to your bank, the bank doesn’t know that it has been compromised and they will do whatever those new instructions are. They will send it to the bank account of the modified instructions. They will send a bigger amount to the bank of the modified instructions. So the idea behind CrontoSign is as you the user are entering all of your instructions for different wire transfers, let’s say it’s two or three, you push the button on your keyboard and say that’s it, the next thing that will appear on the keyboard — excuse me, on the laptop or the PC will be a cryptogram, multicolored QR code, which you will read, you will look at it, it will actually appear. It will be decrypted and all of the instructions that you typed on your PC now appear on the screen of your smartphone or the Cronto device. You double check to make sure that all of the instructions are as you entered them. That they have not been changed. You push a button. You get a six digit number that is the signature, and then you enter it into the bank’s website and you are done.

And the whole idea is to make it easier to do business, but much more secure. I encourage you to go to the Cronto website and see for yourself. There’s several little demonstrations. There’s a small movie. You can get a better idea of how it works. We are very enthusiastic about this acquisition. And we’re looking forward to working, as I said before, with Cronto management, the founders and the staff. With that I’d like to thank everybody, as usual, for participating. Have a good afternoon.

Operator

Ladies and gentlemen thank you for your participation in today’s conference call. You may now disconnect your lines.